                                               Filed pursuant to Rule 424(b)(3)
                                               Registration File No.: 333-117051

PROSPECTUS
                                   $24,000,000

                          RAND ACQUISITION CORPORATION

                                 4,000,000 UNITS

         Rand Acquisition Corporation is a blank check company recently formed for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an unidentified operating business which we believe has significant growth potential. Our efforts in identifying a prospective target business will not be limited to a particular industry.

         This is an initial public offering of our securities. Each unit consists of:

          o    one share of our common stock; and

          o    two warrants.

         Each warrant entitles the holder to purchase one share of our common stock at a price of $5.00. Each warrant will become exercisable on the later of our completion of a business combination or October 27, 2005, and will expire on
October 26, 2008, or earlier upon redemption.

         We have granted the underwriters a 45-day option to purchase up to
600,000 additional units solely to cover over-allotments, if any (over and above the 4,000,000 units referred to above). The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution.
We have also agreed to sell to EarlyBirdCapital, Inc., the representative of the underwriters, for $100, as additional compensation, an option to purchase up to a total of 300,000 units at a per-unit offering price of $9.90. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $6.25 (125% of the exercise price of the warrants included in the units sold in the offering). The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

         There is presently no public market for our units, common stock or warrants. We anticipate that the units will be quoted on the OTC Bulletin Board under the symbol RAQCU on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, the common stock and warrants will be traded on the OTC Bulletin Board under the symbols RAQC and
RAQCW, respectively.

         INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK
FACTORS" BEGINNING ON PAGE 8 OF THIS PROSPECTUS FOR A DISCUSSION OF INFORMATION
THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN OUR SECURITIES.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               Public     Underwriting discount Proceeds, before
                           offering price  and commissions(1)    expenses, to us
                           --------------  ------------------    ---------------
Per unit.................      $6.00              $0.57               $5.43
Total....................   $24,000,000        $2,280,000          $21,720,000

(1)  Includes a non-accountable expense allowance in the amount of 2% of the gross proceeds, or $0.12 per unit ($480,000 in total) payable to
     EarlyBirdCapital.

         Of the net proceeds we receive from this offering, $20,640,000 ($5.16 per unit) will be deposited into a trust account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company acting as trustee.

         We are offering the units for sale on a firm-commitment basis.
EarlyBirdCapital, Inc., acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about November 2,
2004.

                             EARLYBIRDCAPITAL, INC.

                                October 27, 2004

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Management's Discussion and Analysis

                            -------------------------

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY
REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH
DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY
JURISDICTION WHERE THE OFFER IS NOT PERMITTED.

                            -------------------------

                                       i

                               PROSPECTUS SUMMARY

         This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus, references to "we," "us"
or "our company" refer to Rand Acquisition Corporation. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option. Additionally, unless we tell you otherwise, the information in this prospectus has been adjusted to give retroactive effect to a stock dividend of 0.1428571 shares of common stock for each outstanding share of common stock on October 7, 2004.

         We are a blank check company organized under the laws of the State of
Delaware on June 2, 2004. We were formed to effect a merger, capital stock exchange, asset acquisition or other similar business combination with a currently unidentified operating business with significant growth potential. To date, our efforts have been limited to organizational activities.

         Our efforts in identifying a prospective target business will not be limited to a particular industry. Instead, we intend to focus on various industries including logistics and distribution, infrastructure and manufacturing. We intend to concentrate on businesses that we believe are financially stable, are not likely to be subject to foreign competition or rapid technological change and have the opportunity for long-term growth.

         While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business whose fair market value is at least equal to 80% of our net assets at the time of such acquisition. Consequently, it is likely that we will have the ability to effect only a single business combination.

         Our offices are located at 450 Park Avenue, 10th Floor, New York,
New York 10022 and our telephone number is (212) 644-3450.

THE OFFERING

Securities offered:..................   4,000,000 units, at $6.00 per unit, each
                                        unit consisting of:

                                        o  one share of common stock; and

                                        o  two warrants.

                                        The units will begin trading on or
                                        promptly after the date of this
                                        prospectus. Each of the common stock and
                                        warrants may trade separately on the
                                        90th day after the date of this
                                        prospectus unless EarlyBirdCapital
                                        determines that an earlier date is
                                        acceptable. In no event will
                                        EarlyBirdCapital allow separate trading
                                        of the common stock and warrants until
                                        we file an audited balance sheet
                                        reflecting our receipt of the gross
                                        proceeds of this offering. We will file
                                        a Current Report on Form 8-K, including
                                        an audited balance sheet, upon the
                                        consummation of this offering, which is
                                        anticipated to take place three business
                                        days from the date of this prospectus.
                                        The audited balance sheet will include
                                        proceeds we receive from the exercise of
                                        the over-allotment option if the
                                        over-allotment option is exercised prior
                                        to the filing of the Form 8-K.

Common stock:

   Number outstanding before this
      offering.......................   1,000,000 shares

   Number to be outstanding after
      this offering..................   5,000,000 shares

Warrants:

   Number outstanding before this
      offering.......................   0

   Number to be outstanding after
      this offering..................   8,000,000 warrants

   Exercisability....................   Each warrant is exercisable for one
                                        share of common stock.

   Exercise price....................   $5.00

   Exercise period...................   The warrants will become exercisable on
                                        the later of:

                                        o  the completion of a business
                                           combination with a target business,
                                           or

                                        o  October 27, 2005.

                                        The warrants will expire at 5:00 p.m.,
                                        New York City time, on October 26, 2008
                                        or earlier upon redemption.

Redemption...........................   We may redeem the outstanding warrants:

                                        o  in whole and not in part,

                                        o  at a price of $.01 per warrant at any
                                           time after the warrants become
                                           exercisable,

                                        o  upon a minimum of 30 days' prior
                                           written notice of redemption, and

                                        o  if, and only if, the last sales price
                                           of our common stock equals or exceeds
                                           $8.50 per share for any 20 trading
                                           days within a 30 trading day period
                                           ending three business days before we
                                           send the notice of redemption.

Proposed OTC Bulletin Board symbols
  for our:...........................

  Units..............................    RAQCU

  Common stock.......................    RAQC

  Warrants...........................    RAQCW

Offering proceeds to be held
  in trust:..........................   $20,640,000 of the proceeds of this
                                        offering ($5.16 per unit) will be placed
                                        in a trust account at JPMorgan Chase NY
                                        Bank maintained by Continental Stock
                                        Transfer & Trust Company, pursuant to an
                                        agreement to be signed on the date of
                                        this prospectus. These proceeds will not
                                        be released until the earlier of the
                                        completion of a business combination or
                                        our liquidation. Therefore, unless and
                                        until a business combination is
                                        consummated, the proceeds held in the
                                        trust fund will not be available for our
                                        use for any expenses related to this
                                        offering or expenses which we may incur
                                        related to the investigation and
                                        selection of a target business and the
                                        negotiation of an agreement to acquire a
                                        target business. These expenses may be
                                        paid prior to a business combination
                                        only from the net proceeds of this
                                        offering not held in the trust fund
                                        (initially, approximately $655,000).

                                        None of the warrants may be exercised
                                        until after the consummation of a
                                        business combination and, thus, after
                                        the proceeds of the trust fund have been
                                        disbursed, the warrant exercise price
                                        will be paid directly to us.

Stockholders must approve
  business combination:..............   We will seek stockholder approval before
                                        we effect any business combination, even
                                        if the nature of the acquisition would
                                        not ordinarily require stockholder
                                        approval under applicable state law. In
                                        connection with the vote required for
                                        any business combination, all of our
                                        existing stockholders, including all of
                                        our officers and directors, have agreed
                                        to vote the shares of common stock owned
                                        by them immediately before this offering
                                        in accordance with the majority of the
                                        shares of common stock voted by the
                                        public stockholders. We will proceed
                                        with a business combination only if a
                                        majority of the shares of common stock
                                        voted by the public stockholders are
                                        voted in favor of the business
                                        combination and public stockholders
                                        owning less than 20% of the shares sold
                                        in this offering exercise their
                                        conversion rights described below.

Conversion rights for stockholders
  voting to reject a business
  combination:.......................   Public stockholders voting against a
                                        business combination will be entitled to
                                        convert their stock into a pro rata
                                        share of the trust account, including
                                        any interest earned on their portion of
                                        the trust account, if the business
                                        combination is approved and completed.

Liquidation if no business
  combination:.......................   We will dissolve and promptly distribute
                                        only to our public stockholders the
                                        amount in our trust account plus any
                                        remaining net assets if we do not effect
                                        a business combination within 18 months
                                        after consummation of this offering (or
                                        within 24 months from the consummation
                                        of this offering if a letter of intent,
                                        agreement in principle or definitive
                                        agreement has been executed within 18
                                        months after consummation of this
                                        offering and the business combination
                                        has not yet been consummated within such
                                        18 month period).

Escrow of management shares:.........   On the date of this prospectus, all of
                                        our existing stockholders, including all
                                        of our officers and directors, will
                                        place the shares they owned before this
                                        offering into an escrow account
                                        maintained by Continental Stock Transfer
                                        & Trust Company, acting as escrow agent.
                                        Subject to certain limited exceptions,
                                        these shares will not be transferable
                                        during the escrow period and will not be
                                        released from escrow until October 27,
                                        2007.

RISKS

         In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled "Risk Factors" beginning on page 8 of this prospectus.

                             SUMMARY FINANCIAL DATA

         The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

                                                             JUNE 15, 2004
                                                             -------------
                                                         ACTUAL    AS ADJUSTED
                                                         ------    -----------
BALANCE SHEET DATA:
   Working capital/(deficiency)....................   $  (1,133)   $21,318,867
   Total assets....................................      94,977     21,318,867
   Total liabilities...............................      71,110         --
   Value of common stock which may be
       converted to cash ($5.16 per share).........        --        4,125,936
   Stockholders' equity............................      23,867     17,192,931

         The working capital deficiency excludes $25,000 of costs related to this offering which were paid prior to June 15, 2004. These deferred offering costs have been recorded as a long-term asset and are reclassified against stockholders' equity in the "as adjusted" information.

         The "as adjusted" information gives effect to the sale of the units we are offering including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale.

         The working capital and total assets amounts include the $20,640,000 being held in the trust fund, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, we will be dissolved and the proceeds held in the trust fund will be distributed solely to our public stockholders.

         We will not proceed with a business combination if public stockholders owning 20% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning up to approximately 19.99% of the shares sold in this offering exercise their conversion rights. If this occurred, we would be required to convert to cash up to approximately 19.99% of the 4,000,000 shares sold in this offering, or 799,600 shares of common stock, at an initial per-share conversion price of $5.16, without taking into account interest earned on the trust fund. The actual per-share conversion price will be equal to:

         o   the amount in the trust fund as of the record date for the determination of stockholders entitled to vote on the business combination plus any interest accrued through the record date,

         o   divided by the number of shares of common stock sold in the offering.

                                  RISK FACTORS

         An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our units.

                       RISKS ASSOCIATED WITH OUR BUSINESS

WE ARE A DEVELOPMENT STAGE COMPANY WITH NO OPERATING HISTORY AND, ACCORDINGLY,
YOU WILL NOT HAVE ANY BASIS ON WHICH TO EVALUATE OUR ABILITY TO ACHIEVE OUR
BUSINESS OBJECTIVE.

         We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues (other than interest income on the proceeds of this offering) until, at the earliest, after the consummation of a business combination.

IF WE ARE FORCED TO LIQUIDATE BEFORE A BUSINESS COMBINATION, OUR PUBLIC
STOCKHOLDERS WILL RECEIVE LESS THAN $6.00 PER SHARE UPON DISTRIBUTION OF THE
TRUST FUND AND OUR WARRANTS WILL EXPIRE WORTHLESS.

         If we are unable to complete a business combination and are forced to liquidate our assets, the per-share liquidation distribution will be less than
$6.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination.
Furthermore, there will be no distribution with respect to our outstanding warrants and, accordingly, the warrants will expire worthless if we liquidate before the completion of a business combination. For a more complete discussion of the effects on our stockholders if we are unable to complete a business combination, see the section below entitled "Effecting a business combination -
Liquidation if no business combination."

YOU WILL NOT BE ENTITLED TO PROTECTIONS NORMALLY AFFORDED TO INVESTORS OF BLANK
CHECK COMPANIES.

         Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a "blank check" company under the United
States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the SEC upon consummation of this offering including an audited balance sheet demostrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination in certain circumstances. For a more detailed comparison of our offering to offerings under Rule 419, see the section entitled
"Comparison to offerings of blank check companies" below.

IF THIRD PARTIES BRING CLAIMS AGAINST US, THE PROCEEDS HELD IN TRUST COULD BE
REDUCED AND THE PER-SHARE LIQUIDATION PRICE RECEIVED BY STOCKHOLDERS WILL BE
LESS THAN $5.16 PER SHARE.

         Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements. Nor is there any guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Accordingly, the proceeds held in trust could be subject to claims which could take priority over the claims of our public stockholders and the per-share liquidation price could be less than $5.16, plus interest, due to claims of such creditors. If we liquidate before the completion of a business combination, our directors will be personally liable under certain circumstances to ensure that the proceeds in the trust fund are not reduced by the claims of various vendors or other entities that are owed money by us for services rendered or products sold to us. However, we cannot assure you that our directors will be able to satisfy those obligations.

SINCE WE HAVE NOT YET SELECTED A PARTICULAR INDUSTRY OR TARGET BUSINESS WITH
WHICH TO COMPLETE A BUSINESS COMBINATION, WE ARE UNABLE TO CURRENTLY ASCERTAIN
THE MERITS OR RISKS OF THE INDUSTRY OR BUSINESS IN WHICH WE MAY ULTIMATELY
OPERATE.

         We may consummate a business combination with a company in any industry we choose and are not limited to any particular industry or type of business.
Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. For a more complete discussion of our selection of a target business, see the section below entitled "Effecting a business combination - We have not identified a target business or target industry."

WE MAY ISSUE SHARES OF OUR CAPITAL STOCK OR DEBT SECURITIES TO COMPLETE A
BUSINESS COMBINATION, WHICH WOULD REDUCE THE EQUITY INTEREST OF OUR STOCKHOLDERS
AND LIKELY CAUSE A CHANGE IN CONTROL OF OUR OWNERSHIP.

         Our certificate of incorporation authorizes the issuance of up to
20,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering (assuming no exercise of the underwriters' over-allotment option), there will be 6,100,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and the purchase option granted to EarlyBirdCapital, the representative of the underwriters) and all of the
1,000,000 shares of preferred stock available for

issuance. Although we have no commitments as of the date of this offering to issue our securities, we will, in all likelihood, issue a substantial number of additional shares of our common stock or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

         o   may significantly reduce the equity interest of investors in this offering;

         o   will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely also result in the resignation or removal of our present officers and directors; and

         o   may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

         o   default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

         o   acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

         o   our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

         o   our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

For a more complete discussion of the possible structure of a business combination, see the section below entitled "Effecting a business combination -
Selection of a target business and structuring of a business combination."

IT IS LIKELY THAT OUR CURRENT OFFICERS AND DIRECTORS WILL RESIGN UPON
CONSUMMATION OF A BUSINESS COMBINATION AND WE WILL HAVE ONLY LIMITED ABILITY TO
EVALUATE THE MANAGEMENT OF THE TARGET BUSINESS.

         Our ability to successfully effect a business combination will be totally dependent upon the efforts of our key personnel. The future role of our key personnel in the target business, however, cannot presently be ascertained.
Although it is possible that some of our key personnel will remain associated in various capacities with the target business following a business combination, it is likely that the management of the target business at the time of the business combination will remain in place. Although we intend to closely scrutinize the management of a prospective target business in connection with evaluating the desirability of effecting a business

                                       10

combination, we cannot assure you that our assessment of management will prove to be correct.

OUR OFFICERS AND DIRECTORS MAY ALLOCATE THEIR TIME TO OTHER BUSINESSES WHICH
COULD HAVE A NEGATIVE IMPACT ON OUR ABILITY TO CONSUMMATE A BUSINESS
COMBINATION.

         Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full time employees prior to the consummation of a business combination.
Laurence S. Levy, our sole executive officer, is engaged in several other business endeavors and is not obligated to contribute any specific number of hours to our affairs. If Mr. Levy's other business affairs require him to devote more substantial amounts of time to such affairs, it could limit his ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. For a complete discussion of the potential conflicts of interest that you should be aware of, see the section below entitled "Management - Conflicts of Interest." We cannot assure you that these conflicts will be resolved in our favor.

SOME OF OUR OFFICERS AND DIRECTORS ARE NOW, AND MAY IN THE FUTURE BECOME,
AFFILIATED WITH ENTITIES ENGAGED IN BUSINESS ACTIVITIES SIMILAR TO THOSE
INTENDED TO BE CONDUCTED BY US AND, ACCORDINGLY, MAY HAVE CONFLICTS OF INTEREST
IN DETERMINING WHICH ENTITY A PARTICULAR BUSINESS OPPORTUNITY SHOULD BE
PRESENTED TO.

         Some of our officers and directors are now, and may in the future become, affiliated with entities, including other "blank check" companies, engaged in business activities similar to those intended to be conducted by us.
Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated. Each of Laurence S.
Levy, our chairman of the board and chief executive officer, and Isaac Kier, one of our directors, has contractual obligations that require them to present appropriate business opportunities to other entities prior to presenting them to us for our consideration. Additionally, due to our officers and directors existing affiliations with other entities, they may have fiduciary obligations to present potential business opportunities to those entities in addition to presenting them to us which could cause additional conflicts of interest.
Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For example, Mr. Levy has a pre-existing contractual and fiduciary obligation to Ozburn-Hessey Logistics,
LLC, of which he is a director and consultant. Mr. Levy's contractual obligations include limiting his ability to present to us potential business combination partners in certain industries that we intend to focus on. Mr. Kier has a pre-existing contractual and fiduciary obligation to Tremisis Energy
Acquisition Corporation, a blank check company similar to us, seeking to acquire an operating business in either the energy or environmental industries and their related infrastructures, as he is the secretary, treasurer and a member of the board of directors of Tremisis. For a complete discussion of the potential conflicts of interest that you should be aware of, see the section below entitled "Management - Conflicts of Interest." We cannot assure you that these conflicts will be resolved in our favor.

ALL OF OUR OFFICERS AND DIRECTORS OWN SHARES OF OUR SECURITIES WHICH WILL NOT
PARTICIPATE IN LIQUIDATION DISTRIBUTIONS AND THEREFORE THEY MAY HAVE A CONFLICT
OF INTEREST IN DETERMINING WHETHER A PARTICULAR TARGET BUSINESS IS APPROPRIATE
FOR A BUSINESS COMBINATION.

         All of our officers and directors own stock in our company, but have waived their right to receive distributions upon liquidation. Additionally, our directors have collectively agreed with the representative of the underwriters that they and certain of their affiliates or designees will purchase warrants in the open market following this offering. The shares and warrants owned by

                                       11

our directors and officers will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business and completing a business combination timely. Consequently, our directors' and officers' discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders' best interest.

IF OUR COMMON STOCK BECOMES SUBJECT TO THE SEC'S PENNY STOCK RULES,
BROKER-DEALERS MAY EXPERIENCE DIFFICULTY IN COMPLETING CUSTOMER TRANSACTIONS AND
TRADING ACTIVITY IN OUR SECURITIES MAY BE ADVERSELY AFFECTED.

         If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the "penny stock" rules promulgated under the Securities Exchange Act of 1934. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

         o   make a special written suitability determination for the purchaser;

         o   receive the purchaser's written agreement to a transaction prior to sale;

         o   provide the purchaser with risk disclosure documents which identify certain risks associated with investing in "penny stocks" and which describe the market for these "penny stocks" as well as a
             purchaser's legal remedies; and

         o   obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a "penny stock"
             can be completed.

         If our common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

IT IS PROBABLE THAT WE WILL ONLY BE ABLE TO COMPLETE ONE BUSINESS COMBINATION,
WHICH WILL CAUSE US TO BE SOLELY DEPENDENT ON A SINGLE BUSINESS AND A LIMITED
NUMBER OF PRODUCTS OR SERVICES.

         The net proceeds from this offering will provide us with only approximately $21,295,000 which we may use to complete a business combination.
Our initial business combination must be with a business with a fair market value of at least 80% of our net assets at the time of such acquisition.
Consequently, it is probable that we will have the ability to complete only a single business combination. Accordingly, the prospects for our success may be:

         o   solely dependent upon the performance of a single business, or

         o   dependent upon the development or market acceptance of a single or limited number of products, processes or services.

                                       12

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry.

BECAUSE OF OUR LIMITED RESOURCES AND THE SIGNIFICANT COMPETITION FOR BUSINESS
COMBINATION OPPORTUNITIES, WE MAY NOT BE ABLE TO CONSUMMATE AN ATTRACTIVE
BUSINESS COMBINATION.

         We expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Further, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction, and our obligation to convert into cash the shares of common stock held by public stockholders in certain instances may reduce the resources available for a business combination. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

WE MAY BE UNABLE TO OBTAIN ADDITIONAL FINANCING, IF REQUIRED, TO COMPLETE A
BUSINESS COMBINATION OR TO FUND THE OPERATIONS AND GROWTH OF THE TARGET
BUSINESS, WHICH COULD COMPEL US TO RESTRUCTURE THE TRANSACTION OR ABANDON A
PARTICULAR BUSINESS COMBINATION.

         Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, in as much as we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds in search of a target business, or because we become obligated to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business.
None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

                                       13

OUR EXISTING STOCKHOLDERS, INCLUDING OUR OFFICERS AND DIRECTORS, CONTROL A
SUBSTANTIAL INTEREST IN US AND THUS MAY INFLUENCE CERTAIN ACTIONS REQUIRING A
STOCKHOLDER VOTE.

         Upon consummation of our offering, our existing stockholders (including all of our officers and directors) will collectively own 20% of our issued and outstanding shares of common stock (assuming they do not purchase units in this offering). Isaac Kier, a member of our board of directors, has indicated that he or one of his family members or a partnership formed for his family's benefit plans on purchasing units in the offering. However, he is not obligated to do so and we do not have any agreement or arrangement with him requiring him to purchase securities in the offering. None of our other existing shareholders, officers and directors has indicated to us that he intends to purchase our securities in the offering.

         Our board of directors is divided into three classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, as a consequence of our "staggered" board of directors, only a minority of the board of directors will be considered for election and our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing stockholders will continue to exert control at least until the consummation of a business combination. In addition, our existing stockholders and their affiliates and relatives are not prohibited from purchasing units in this offering or shares in the aftermarket. If they do, we cannot assure you that our existing stockholders will not have considerable influence upon the vote in connection with a business combination.

OUR EXISTING STOCKHOLDERS PAID AN AGGREGATE OF $25,000, OR $0.025 PER SHARE, FOR
OUR THEIR SHARES AND, ACCORDINGLY, YOU WILL EXPERIENCE IMMEDIATE AND SUBSTANTIAL
DILUTION FROM THE PURCHASE OF OUR COMMON STOCK.

         The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our existing stockholders acquired their shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately
31.8% or $1.91 per share (the difference between the pro forma net tangible book value per share of $4.09, and the initial offering price of $6.00 per unit).

OUR OUTSTANDING WARRANTS MAY HAVE AN ADVERSE EFFECT ON THE MARKET PRICE OF OUR
COMMON STOCK AND MAKE IT MORE DIFFICULT TO EFFECT A BUSINESS COMBINATION.

         In connection with this offering, as part of the units, we will be issuing warrants to purchase 8,000,000 shares of common stock. We will also issue an option to purchase 300,000 units to the representative of the underwriters which, if exercised, will result in the issuance of an additional
600,000 warrants. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants and options could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants and options may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants and

                                       14

options could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants and options are exercised, you may experience dilution to your holdings.

IF OUR EXISTING STOCKHOLDERS EXERCISE THEIR REGISTRATION RIGHTS, IT MAY HAVE AN
ADVERSE EFFECT ON THE MARKET PRICE OF OUR COMMON STOCK AND THE EXISTENCE OF
THESE RIGHTS MAY MAKE IT MORE DIFFICULT TO EFFECT A BUSINESS COMBINATION.

         Our existing stockholders are entitled to demand that we register the resale of their shares of common stock at any time after the date on which their shares are released from escrow. If our existing stockholders exercise their registration rights with respect to all of their shares of common stock, then there will be an additional 1,000,000 shares of common stock eligible for trading in the public market. The presence of this additional number of shares of common stock eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

IF YOU ARE NOT AN INSTITUTIONAL INVESTOR, YOU MAY PURCHASE OUR SECURITIES IN
THIS OFFERING ONLY IF YOU RESIDE WITHIN CERTAIN STATES AND MAY ENGAGE IN RESALE
TRANSACTIONS ONLY IN THOSE STATES AND A LIMITED NUMBER OF OTHER JURISDICTIONS.

         We have applied to register our securities, or have obtained or will seek to obtain an exemption from registration, in Colorado, Delaware, the
District of Columbia, Florida, Hawaii, Illinois, Indiana, Maryland, New York and
Rhode Island. If you are not an "institutional investor," you must be a resident of these jurisdictions to purchase our securities in the offering. The definition of an "institutional investor" varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. In order to prevent resale transactions in violation of states' securities laws, you may engage in resale transactions only in these states and in a limited number of other jurisdictions in which an applicable exemption is available or a Blue Sky application has been filed and accepted. This restriction on resale may limit your ability to resell the securities purchased in this offering and may impact the price of our securities. For a more complete discussion of the Blue Sky state securities laws and registrations affecting this offering, please see the section entitled
"State Blue Sky Information" below.

WE INTEND TO HAVE OUR SECURITIES QUOTED ON THE OTC BULLETIN BOARD, WHICH WILL
LIMIT THE LIQUIDITY AND PRICE OF OUR SECURITIES MORE THAN IF OUR SECURITIES WERE
QUOTED OR LISTED ON THE NASDAQ STOCK MARKET OR A NATIONAL EXCHANGE.

         Our securities will be traded in the over-the-counter market. It is anticipated that they will be quoted on the OTC Bulletin Board, an
NASD-sponsored and operated inter-dealer automated quotation system for equity securities not included on The Nasdaq Stock Market. Quotation of our securities on the OTC Bulletin Board will limit the liquidity and price of our

                                       15

securities more than if our securities were quoted or listed on The Nasdaq Stock
Market or a national exchange.

THE REPRESENTATIVE OF THE UNDERWRITERS IN THE OFFERING WILL NOT MAKE A MARKET
FOR OUR SECURITIES WHICH COULD ADVERSELY AFFECT THE LIQUIDITY AND PRICE OF OUR
SECURITIES.

         EarlyBirdCapital, the representative of the underwriters in this offering, does not make markets in securities and will not be making a market in our securities. However, we believe certain broker-dealers other than
EarlyBirdCapital will be making a market in our securities. EarlyBirdCapital not acting as a market maker for our securities may adversely impact the liquidity of our securities.

IF WE ARE DEEMED TO BE AN INVESTMENT COMPANY, WE MAY BE REQUIRED TO INSTITUTE
BURDENSOME COMPLIANCE REQUIREMENTS AND OUR ACTIVITIES MAY BE RESTRICTED, WHICH
MAY MAKE IT DIFFICULT FOR US TO COMPLETE A BUSINESS COMBINATION.

         If we are deemed to be an investment company under the Investment
Company Act of 1940, our activities may be restricted, including:

         o   restrictions on the nature of our investments; and

         o   restrictions on the issuance of securities,

which may make it difficult for us to complete a business combination.

         In addition, we may have imposed upon us burdensome requirements, including:

         o   registration as an investment company;

         o   adoption of a specific form of corporate structure; and

         o   reporting, record keeping, voting, proxy and disclosure
             requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may only be invested by the trust agent in "government securities" with specific maturity dates. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in
Rule 3a-1 promulgated under the Investment Company Act of 1940. If we were deemed to be subject to the act, compliance with these additional regulatory burdens would require additional expense that we have not allotted for.

BECAUSE WE MAY BE DEEMED TO HAVE NO "INDEPENDENT" DIRECTORS, ACTIONS TAKEN AND
EXPENSES INCURRED BY OUR OFFICERS AND DIRECTORS ON OUR BEHALF WILL GENERALLY NOT
BE SUBJECT TO "INDEPENDENT" REVIEW.

                                       16

         Each of our directors owns shares of our common stock and, although no compensation will be paid to them for services rendered prior to or in connection with a business combination, they may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because none of our directors will be deemed
"independent," we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Although we believe that all actions taken by our directors on our behalf will be in our best interests, we cannot assure you that this will be the case. If actions are taken, or expenses are incurred that are not in our best interests, it could have a material adverse effect on our business and operations and the price of our stock held by the public stockholders.

BECAUSE OUR INITIAL STOCKHOLDERS' INITIAL EQUITY INVESTMENT WAS ONLY $25,000,
OUR OFFERING MAY BE DISALLOWED BY STATE ADMINISTRATORS THAT FOLLOW THE NORTH
AMERICAN SECURITIES ADMINISTRATORS ASSOCIATION, INC. STATEMENT OF POLICY ON
DEVELOPMENT STAGE COMPANIES.

         Pursuant to the Statement of Policy Regarding Promoter's Equity
Investment promulgated by The North American Securities Administrators
Association, Inc., an international organization devoted to investor protection, any state administrator may disallow an offering of a development stage company if the initial equity investment by a company's promoters does not equal a certain percentage of the aggregate public offering price. Our promoters'
initial investment of $25,000 is less than the required $710,000 minimum amount pursuant to this policy. Accordingly, a state administrator would have the discretion to disallow our offering if it wanted to. We cannot assure you that our offering would not be disallowed pursuant to this policy. Additionally, the initial equity investment made by the initial stockholders may not adequately protect investors.

                                       17

                                 USE OF PROCEEDS

         We estimate that the net proceeds of this offering will be as set forth in the following table:

                                                                         Without Over-            Over-Allotment
                                                                       Allotment Option          Option Exercised
                                                                       ----------------          ----------------

Gross proceeds..................................................             $24,000,000.00           $27,600,000.00

Offering expenses(1)
   Underwriting discount (7.5% of gross proceeds)...............               1,800,000.00             2,070,000.00
   Underwriting non-accountable expense allowance
         (2% of gross proceeds).................................                 480,000.00               480,000.00
   Legal fees and expenses (including blue sky services
         and expenses)..........................................                 290,000.00               326,000.00
   Miscellaneous expenses.......................................                  41,791.43                41,791.43
   Printing and engraving expenses..............................                  50,000.00                50,000.00
   Accounting fees and expenses.................................                  25,000.00                25,000.00
   SEC registration fee.........................................                  10,176.56                10,176.56
   NASD registration fee........................................                   8,032.01                 8,032.01

Net proceeds
   Held in trust................................................              20,640,000.00            23,736,000.00
   Not held in trust............................................                 655,000.00               853,000.00
                                                                             --------------           --------------
         Total net proceeds.....................................             $21,295,000.00           $24,589,000.00
                                                                             ==============           ==============

Use of net proceeds not held in trust
Payment of administrative fee to ProChannel Management LLC
   ($7,500 per month for two years).............................    $180,000       (27.5%)     $180,000      (21.1%)
Legal, accounting and other expenses attendant to
     the due diligence investigations, structuring and
     negotiation of a business combination......................     150,000       (22.9%)      150,000      (17.6%)
Due diligence of prospective target businesses..................      50,000        (7.6%)       50,000       (5.9%)
Legal and accounting fees relating to SEC reporting
     obligations................................................      40,000        (6.1%)       40,000       (4.7%)
Working capital to cover miscellaneous expenses,
     D&O insurance and reserves.................................     235,000       (35.9%)      433,000      (50.7%)
                                                                    --------      ------       --------    -------
         Total..................................................    $655,000      (100.0%)     $853,000    (100.00%)
                                                                    ========      ======       ========    =======

----------
(1)  A portion of the offering expenses have been paid from the funds we received from Mr. Levy described below. These funds will be repaid out of the proceeds of this offering not being placed in trust upon consummation of this offering.

         $20,640,000, or $23,736,000 if the underwriters' over-allotment option is exercised in full, of net proceeds will be placed in a trust account at
JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company,
New York, New York, as trustee. The proceeds will not be released from the trust fund until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust fund may be used as consideration to pay the sellers of a target business with which we complete a business combination. Any amounts not paid as

                                       18

consideration to the sellers of the target business may be used to finance operations of the target business or to effect other acquisitions, as determined by our board of directors at that time.

         The payment to ProChannel Management LLC, an affiliate of Laurence S.
Levy, our chairman of the board and chief executive officer, of a monthly fee of
$7,500 is for general and administrative services including office space, utilities and secretarial support. This arrangement is being agreed to by
ProChannel Management for our benefit and is not intended to provide Mr. Levy compensation in lieu of a salary. We believe, based on rents and fees for similar services in the New York, New York metropolitan area, that the fee charged by ProChannel Management is at least as favorable as we could have obtained from an unaffiliated person. Upon completion of a business combination, we will no longer be required to pay this monthly fee.

         We intend to use the excess working capital (approximately $235,000, or
$433,000 if the over-allotment option is exercised in full) for director and officer liability insurance premiums (approximately $60,000), with the balance of $175,000, or $373,000 if the over-allotment option is exercised in full, being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our existing stockholders in connection with activities on our behalf as described below. We believe that the excess working capital will be sufficient to cover the foregoing expenses and reimbursement costs.

         To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust fund as well as any other net proceeds not expended will be used to finance the operations of the target business.

         Laurence S. Levy, our chairman of the board and chief executive officer, has advanced to us a total of $70,000 which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, NASD registration fee and legal fees and expenses. The loan will be payable without interest on the earlier of June 10, 2005 or the consummation of this offering. The loan will be repaid out of the proceeds of this offering not being placed in trust.

         The net proceeds of this offering not held in the trust fund and not immediately required for the purposes set forth above will only be invested in
United States "government securities," defined as any Treasury Bill issued by the United States having a maturity of one hundred and eighty days or less so that we are not deemed to be an investment company under the Investment Company
Act. The interest income derived from investment of these net proceeds during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.

         We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time.

         Commencing on the effective date of this prospectus through the consummation of the acquisition of the target business, we will pay ProChannel
Management the fee described above. Other than this $7,500 per month administrative fee, no compensation of any kind (including finder's and consulting fees) will be paid to any of our existing stockholders, or any of their

                                       19

affiliates, for services rendered to us prior to or in connection with the consummation of the business combination. However, our existing stockholders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

         A public stockholder will be entitled to receive funds from the trust fund (including interest earned on his, her or its portion of the trust fund)
only in the event of our liquidation or if that public stockholder were to seek to convert such shares into cash in connection with a business combination which the public stockholder voted against and which we consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust fund.

                                    DILUTION

         The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

         At June 15, 2004, our net tangible book value was a deficiency of
$1,133, or approximately $.00 per share of common stock. After giving effect to the sale of 4,000,000 shares of common stock included in the units, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value at June 15, 2004 would have been $17,192,931 or $4.09 per share, representing an immediate increase in net tangible book value of $4.09 per share to the existing stockholders and an immediate dilution of $1.91 per share or 31.8% to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $4,125,936 less than it otherwise would have been because if we effect a business combination, the conversion rights to the public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust account as of the record date for the determination of stockholders entitled to vote on the business combination, inclusive of any interest, divided by the number of shares sold in this offering.

         The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price...........................................           $6.00
     Net tangible book value before this offering...............  --
     Increase attributable to new investors..................... 4.09
                                                                 ----
Pro forma net tangible book value after this offering...........            4.09
                                                                           -----
Dilution to new investors.......................................           $1.91
                                                                           =====

                                       20

         The following table sets forth information with respect to our existing stockholders and the new investors:

                                 SHARES PURCHASED         TOTAL CONSIDERATION        AVERAGE
                                 ----------------         -------------------         PRICE
                                NUMBER      PERCENTAGE     AMOUNT      PERCENTAGE   PER SHARE
                                ------      ----------     ------      ----------   ---------

Existing stockholders.......  1,000,000       20.0%     $    25,000       0.1%       $0.025
New investors...............  4,000,000       80.0%     $24,000,000      99.9%        $6.00
                              ---------       -----     -----------      -----
                              5,000,000      100.0%     $24,025,000      100.0%
                              =========      ======     ===========      ======

                                 CAPITALIZATION

         The following table sets forth our capitalization at June 15, 2004 and as adjusted to give effect to the sale of our units and the application of the estimated net proceeds derived from the sale of our units:

                                                                           JUNE 15, 2004
                                                                           -------------
                                                                                       AS
                                                                        ACTUAL       ADJUSTED
                                                                        ------       --------

Common stock, $.0001 par value, -0- and 799,600 shares which are
 subject to possible conversion, shares at conversion value ...        $    --     $ 4,125,936
                                                                       =======     ===========
Stockholders' equity:
  Preferred stock, $.0001 par value, 1,000,000 shares
   authorized; none issued or outstanding .....................        $    --            --
                                                                       =======     ===========
  Common stock, $.0001 par value, 20,000,000 shares authorized;
   1,000,000 shares issued and outstanding; 4,200,400 shares
   issued and outstanding (excluding 799,600 shares subject to
   possible conversion), as adjusted ..........................        $   100     $       420

   Additional paid-in capital .................................         24,900      17,193,644

   Deficit accumulated during the development stage ...........         (1,133)         (1,133)
                                                                       -------     -----------
         Total stockholders' equity: ..........................         23,867      17,192,931
                                                                       =======     ===========
         Total capitalization .................................        $23,867     $21,318,867
                                                                       =======     ===========

         If we consummate a business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust fund as of the record date for determination of stockholders entitled to vote on the

                                       21

business combination, inclusive of any interest thereon, divided by the number of shares sold in this offering.

                                       22

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         We were formed on June 2, 2004, to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business which we believe has significant growth potential. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

         o   may significantly reduce the equity interest of our stockholders;

         o   will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the
             resignation or removal of our present officers and directors; and

         o   may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

         o   default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

         o   acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

         o   our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

         o   our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

         We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

         We estimate that the net proceeds from the sale of the units, after deducting offering expenses of approximately $905,000, including $480,000 evidencing the underwriters' non-accountable expense allowance of 2% of the gross proceeds, and underwriting discounts of approximately $1,800,000, will be approximately $21,295,000, or $24,589,000 if the underwriters' over-allotment option is exercised in full. Of this amount, $20,640,000, or $23,736,000 if the underwriters' over-allotment option is exercised in full,

                                       23

will be held in trust and the remaining $655,000, or $853,000 if the underwriters' over-allotment option is exercised in full, will not be held in trust. We will use substantially all of the net proceeds of this offering to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust fund as well as any other net proceeds not expended will be used to finance the operations of the target business. We believe that, upon consummation of this offering, the funds available to us outside of the trust fund will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate approximately $180,000 for the administrative fee payable to ProChannel
Management ($7,500 per month for two years), $150,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination, $50,000 of expenses for the due diligence and investigation of a target business, $40,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and
$235,000, or $433,000 if the underwriters over-allotment option is exercised in full, for general working capital that will be used for miscellaneous expenses and reserves, including approximately $60,000 for director and officer liability insurance premiums. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us. We would only consummate such a financing simultaneously with the consummation of a business combination.

         We are obligated, commencing on the date of this prospectus, to pay to
ProChannel Management, an affiliate of Laurence S. Levy, a monthly fee of $7,500 for general and administrative services. In addition, on June 10, 2004, Mr. Levy advanced $70,000 to us, on a non-interest bearing basis, for payment of offering expenses on our behalf. The loans will be payable without interest on the earlier of June 10, 2005 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering not being placed in trust.

                                       24

                                PROPOSED BUSINESS

INTRODUCTION

         We are a recently organized Delaware blank check company incorporated on June 2, 2004 in order to serve as a vehicle for the acquisition of an operating business which we believe has significant growth potential. Our efforts in identifying a prospective target business will not be limited to a particular industry, although we intend to focus on target businesses in the following industries:

         o    The logistics and distribution industry. The logistics and distribution industry is made up of companies that assist in the storage, transportation and distribution of other companies'
              products. Examples include trucking and warehousing companies.

         o    The infrastructure industry. The infrastructure industry is made up of companies that own, manage, service and maintain the basic facilities, services and installations needed for the functioning of our society. Examples include companies that own, manage, service or maintain airports, railways, roads, bridges, parking lots, ports, waterworks, power stations, electricity transmission lines, schools, hospitals, post offices and prisons.

         o    The manufacturing industry. The manufacturing industry is made up of companies involved in industrial manufacturing of products.

We intend to concentrate on businesses in these and related industries that we believe are financially stable, are not likely to be subject to foreign competition or rapid technological change and have the opportunity for long-term growth.

EFFECTING A BUSINESS COMBINATION

         General

         We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

         We have not identified a target business or target industry

         To date, we have not selected any target business or target industry on which to concentrate our search for a business combination. Subject to the limitations that a target business have a fair market value of at least 80% of our net assets at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

                                       25

         Sources of target businesses

         We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community, who may present solicited or unsolicited proposals. Our officers, directors and our special advisor as well as their affiliates may also bring to our attention target business candidates. While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis, we may engage these firms in the future, in which event we may pay a finder's fee or other compensation. In no event, however, will we pay any of our existing officers, directors or stockholders or any entity with which they are affiliated any finder's fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination.

         Selection of a target business and structuring of a business combination

         Subject to the requirement that our initial business combination must be with a target business with a fair market value that is at least 80% of our net assets at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. In evaluating a prospective target business, our management will consider, among other factors, the following:

         o   financial condition and results of operation;

         o   cash flow potential;

         o   growth potential;

         o   experience and skill of management and availability of additional personnel;

         o   capital requirements;

         o   competitive position;

         o   barriers to entry by competitors;

         o   stage of development of the products, processes or services;

         o   degree of current or potential market acceptance of the products, processes or services;

         o   proprietary features and degree of intellectual property or other protection of the products, processes or services;

         o   regulatory environment of the industry; and

         o   costs associated with effecting the business combination.

                                       26

         These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which will be made available to us.

         The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. However, we will not pay any finders or consulting fees to our existing stockholders, or any of their respective affiliates, for services rendered to or in connection with a business combination.

         Fair Market Value of Target Business

         The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition.
The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National
Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that fair market value meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business has sufficient fair market value.

         Probable lack of business diversification

         While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, it is probable that we will have the ability to effect only a single business combination. Accordingly, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

                                       27

         o   subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

         o   result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

         Limited ability to evaluate the target business' management

         Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business' management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

         Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

         Opportunity for stockholder approval of business combination

         Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business.

         In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of common stock voted by the public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers and directors. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20%
of the shares sold in this offering exercise their conversion rights.

                                       28

         Conversion rights

         At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder's shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. The actual per-share conversion price will be equal to the amount in the trust fund, inclusive of any interest, as of the record date for determination of stockholders entitled to vote on the business combination, divided by the number of shares sold in this offering. Without taking into any account interest earned on the trust fund, the initial per-share conversion price would be $5.16, or
$0.84 less than the per-unit offering price of $6.00. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust fund still have the right to exercise the warrants that they received as part of the units. We will not complete any business combination if public stockholders, owning 20% or more of the shares sold in this offering, exercise their conversion rights.

         Liquidation if no business combination

         If we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months if the extension criteria described below have been satisfied, we will be dissolved and will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust fund, inclusive of any interest, plus any remaining net assets. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them immediately prior to this offering.
There will be no distribution from the trust fund with respect to our warrants.

         If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust fund, and without taking into account interest, if any, earned on the trust fund, the initial per-share liquidation price would be $5.16, or $0.84 less than the per-unit offering price of $6.00.
The proceeds deposited in the trust fund could, however, become subject to the claims of our creditors which could be prior to the claims of our public stockholders. We cannot assure you that the actual per-share liquidation price will not be less than $5.16, plus interest, due to claims of creditors. Our directors have agreed pursuant to agreements with us and EarlyBirdCapital that, if we liquidate prior to the consummation of a business combination, they will be personally liable to pay debts and obligations to vendors or other entities that are owed money by us for services rendered or products sold to us in excess of the net proceeds of this offering not held in the trust account. We cannot assure you, however, that our directors would be able to satisfy those obligations.

         If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of

                                       29

this offering, but are unable to complete the business combination within the
18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to do so within 24 months following the consummation of this offering, we will then liquidate. Upon notice from us, the trustee of the trust fund will commence liquidating the investments constituting the trust fund and will turn over the proceeds to our transfer agent for distribution to our stockholders. We anticipate that our instruction to the trustee would be given promptly after the expiration of the applicable
18-month or 24-month period.

         Our public stockholders will be entitled to receive funds from the trust fund only in the event of our liquidation or if the stockholders seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust fund.

COMPETITION

         In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further:

         o   our obligation to seek stockholder approval of a business
             combination may delay the completion of a transaction;

         o   our obligation to convert into cash shares of common stock held by our public stockholders in certain instances may reduce the resources available to us for a business combination; and

         o   our outstanding warrants and options, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

         If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

                                       30

FACILITIES

         We maintain our executive offices at 450 Park Avenue, 10th Floor,
New York, New York. The cost for this space is included in the $7,500 per-month fee ProChannel Management charges us for general and administrative services pursuant to a letter agreement between us and ProChannel Management. We believe, based on rents and fees for similar services in the New York City metropolitan area, that the fee charged by ProChannel Management is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

EMPLOYEES

         Laurence S. Levy, our chairman of the board and chief executive officer, is our sole executive officer. Mr. Levy is not obligated to devote any specific number of hours to our matters and intends to devote only as much time as he deems necessary to our affairs. The amount of time he will devote in any time period will vary based on the availability of suitable target businesses to investigate, although we expect him to devote an average of approximately ten hours per week to our business. We do not intend to have any full time employees prior to the consummation of a business combination.

PERIODIC REPORTING AND AUDITED FINANCIAL STATEMENTS

         We have registered our units, common stock and warrants under the
Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual and quarterly reports with the
SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent accountants.

         We will not acquire a target business if audited financial statements based on United States generally accepted accounting principles cannot be obtained for the target business. Additionally, our management will provide stockholders with audited financial statements, prepared in accordance with generally accepted accounting principles, of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. Our management believes that the requirement of having available audited financial statements for the target business will not materially limit the pool of potential target businesses available for acquisition.

                                       31

COMPARISON TO OFFERINGS OF BLANK CHECK COMPANIES

         The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

                                               TERMS OF OUR OFFERING              TERMS UNDER A RULE 419 OFFERING
                                               ---------------------              -------------------------------

ESCROW OF OFFERING PROCEEDS......      $20,640,000 of the net offering        $19,548,000 of the offering proceeds
                                       proceeds will be deposited into a      would be required to be deposited into
                                       trust account at JPMorgan Chase        either an escrow account with an
                                       NY Bank maintained by Continental      insured depositary institution or in a
                                       Stock Transfer & Trust Company.        separate bank account established by a
                                                                              broker-dealer in which the
                                                                              broker-dealer acts as trustee for
                                                                              persons having the beneficial
                                                                              interests in the account.

INVESTMENT OF NET PROCEEDS.......      The $20,640,000 of net offering        Proceeds could be invested only in
                                       proceeds held in trust will only be    specified securities such as a money
                                       invested in U.S. "government           market fund meeting conditions of the
                                       securities," defined as any Treasury   Investment Company Act of 1940 or in
                                       Bill issued by the United States       securities that are direct obligations
                                       having a maturity of one hundred and   of, or obligations guaranteed as to
                                       eighty days or less.                   principal or interest by, the United
                                                                              States.

LIMITATION ON FAIR VALUE OR NET
ASSETS OF TARGET BUSINESS........      The initial target business that we    We would be restricted from acquiring
                                       acquire must have a fair market        a target business unless the fair
                                       value equal to at least 80% of our     value of such business or net assets
                                       net assets at the time of such         to be acquired represent at least 80%
                                       acquisition.                           of the maximum offering proceeds.

TRADING OF SECURITIES ISSUED.....      The units may commence trading on or   No trading of the units or the
                                       promptly after the date of this        underlying common stock and  warrants
                                       prospectus. The common stock and       would be permitted until the
                                       warrants comprising the units will     completion of a business combination.
                                       begin to trade separately on the       During this period, the securities
                                       90th day after the date of this        would be held in the escrow or trust
                                       prospectus unless EarlyBirdCapital     account.
                                       informs us of its decision to allow
                                       earlier separate trading, provided
                                       we have filed with the SEC a Current
                                       Report on Form 8-K, which includes
                                       an audited balance sheet reflecting
                                       our receipt of the proceeds of this
                                       offering, including any proceeds we
                                       receive from the exercise of the
                                       over-allotment option, if such
                                       option is exercised prior to the
                                       filing of the Form 8-K.

                                       32

                                               TERMS OF OUR OFFERING              TERMS UNDER A RULE 419 OFFERING
                                               ---------------------              -------------------------------

EXERCISE OF THE WARRANTS.........      The warrants cannot be exercised       The warrants could be exercised prior
                                       until the later of the completion of   to the completion of a business
                                       a business combination or one year     combination, but securities received
                                       from the date of this prospectus,      and cash paid in connection with the
                                       and, accordingly, will only be         exercise would be deposited in the
                                       exercised after the trust fund has     escrow or trust account.
                                       been terminated and distributed.

ELECTION TO REMAIN AN INVESTOR...      We will give our stockholders the      A prospectus containing information
                                       opportunity to vote on the business    required by the SEC would be sent to
                                       combination. In connection with        each investor. Each investor would be
                                       seeking stockholder approval, we       given the opportunity to notify the
                                       will send each stockholder a proxy     company, in writing, within a period
                                       statement containing information       of no less than 20 business days and
                                       required by the SEC. A stockholder     no more than 45 business days from the
                                       following the procedures described     effective date of the post-effective
                                       in this prospectus is given the        amendment, to decide whether he or she
                                       right to convert his or her shares     elects to remain a stockholder of the
                                       into his or her pro rata share of      company or require the return of his
                                       the trust fund. However, a             or her investment. If the company has
                                       stockholder who does not follow        not received the notification by the
                                       these procedures or a stockholder      end of the 45th business day, funds
                                       who does not take any action would     and interest or dividends, if any,
                                       not be entitled to the return of any   held in the trust or escrow account
                                       funds.                                 would automatically be returned to the
                                                                              stockholder. Unless a sufficient
                                                                              number of investors elect to remain
                                                                              investors, all of the deposited funds
                                                                              in the escrow account must be returned
                                                                              to all investors and none of the
                                                                              securities will be issued.

BUSINESS COMBINATION DEADLINE....      A business combination must occur      If an acquisition has not been
                                       within 18 months after the             consummated within 18 months after the
                                       consummation of this offering or       effective date of the initial
                                       within 24 months after the             registration statement, funds held in
                                       consummation of this offering if a     the trust or escrow account would be
                                       letter of intent or definitive         returned to investors.
                                       agreement relating to a prospective
                                       business combination was entered
                                       into prior to the end of the
                                       18-month period.

RELEASE OF FUNDS.................      The proceeds held in the trust         The proceeds held in the escrow
                                       account will not be released until     account would not be released until
                                       the earlier of the completion of a     the earlier of the completion of a
                                       business combination or our            business combination or the failure to
                                       liquidation upon failure to effect a   effect a business combination within
                                       business combination within the        the allotted time.
                                       allotted time.

                                       33

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         Our current directors and executive officers are as follows:

         NAME                 AGE      POSITION
         ----                 ---      --------

         Laurence S. Levy     48       Chairman of the Board and Chief Executive
                                       Officer
         Isaac Kier           51       Director
         Sandeep D. Alva      43       Director

         LAURENCE S. LEVY has been our chairman of the board and chief executive officer since our inception. In June 1986, Mr. Levy co-founded Hyde Park
Holdings, Inc., a private investment firm specializing in leveraged buyouts, and has been its chairman of the board since that date. In March 1991, Mr. Levy acquired Warehouse Associates L.P., a private logistics provider, and has served as its chairman of the board since that time. In January 1997, Mr. Levy acquired
Detroit & Canada Tunnel Corporation, a publicly traded company that operates the toll tunnel between Detroit and Windsor, Canada, in partnership with
John Hancock Financial. He served as its Chairman of the Board until January
2001 when the company was sold. In April 1999, Mr. Levy and John
Hancock Financial established PFI Resource Management LP and Mr. Levy has served as its manager since that date. PFI Resource Management is an investor in the
Private Funding Initiative program in the United Kingdom which is privatizing state infrastructure assets. In October 1999, Mr. Levy, together with DLJ Real
Estate Capital Partners II, formed a predecessor of Ozburn-Hessey Logistics,
LLC. Since that time, Mr. Levy has served as a director of, and consultant to,
Ozburn-Hessey Logistics, which is an independent logistics company. In January
2000, Mr. Levy, in partnership with John Hancock Financial, acquired Derby
Industries LLC, a leading sub-assembler to the appliance industry. Since that time, Mr. Levy has served as chairman of the board of Derby Industries LLC.
Since October 2002, Mr. Levy has been the chairman of the board, chief executive officer and president of Regency Affiliates Inc., an OTC Bulletin Board-listed holding company that holds interests in real estate, a power station and other assets. In December 2002, Mr. Levy, in partnership with Macquarie Bank, acquired
Parking Company of America Airports LLC, an off-airport parking company. Since that time, Mr. Levy has served as a director of Parking Company of America
Airports. From August 1991 until May 1999, Mr. Levy was chief executive officer of High Voltage Engineering Corporation, a diversified industrial and manufacturing company, and from March 1988 until January 2003 served as a member of its board of directors. Mr. Levy received a Bachelor of Commerce degree and a
Bachelor of Accountancy degree from the University of Witwatersrand in
Johannesburg, South Africa, and an M.B.A. from Harvard University and where he graduated as a Baker Scholar. He is also a Chartered Accountant (South Africa).

         ISAAC KIER has been a member of our board of directors since our inception. Since February 2000, Mr. Kier has served as a general partner of
Coqui Capital Patners L.P., a venture capital firm, which invests primarily in early stage companies. Since October 1997, he has been a principal and managing partner of First Americas Partners, LLC, an investment partnership

                                       34

focusing on investments in North and South America. Since February 2004, he has
also been the secretary and treasurer and a member of the board of directors of
Tremisis Energy Acquisition Corporation, an OTC Bulletin Board-listed company formed for the purpose of acquiring an operating business in either the energy or environmental industry and their related infrastructures. From 1987 to 1997, he served as the managing partner of the Alabama 8 Market, a non-wireline cellular licensee. From 1982 until its sale in 1995, Mr. Kier served as the chairman of the board and chief executive officer of Lida, Inc., a Nasdaq-listed company engaged in textile production and printing. Mr. Kier has been a director of eDiets.com, Inc., a Nasdaq-listed provider of online diet and fitness programs and related products and services, since November 1999. Mr. Kier received a B.A. in Economics from Cornell University and a J.D. from George
Washington University Law School.

         SANDEEP D. ALVA has been a member of our board of directors since our inception. In July 2000, Mr. Alva founded Falcon Investment Advisors, LLC, a private equity investment firm providing subordinated debt and equity capital to middle market companies, and has been its managing director since its formation.
From March 1991 to July 2000, Mr. Alva served as senior managing director and
Mezzanine and Private Equity Team Leader of the John Hancock Bond & Corporate
Finance Group, an affiliate of John Hancock Financial Services, Inc. Prior to that, he was a principal at Joseph, Littlejohn & Levy, a private equity investment firm, from December 1989 to March 1991. Mr. Alva received a Bachelor of Commerce degree from Bombay University, India, and an M.B.A. from Cornell
University.

         Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Sandeep D. Alva, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Isaac Kier, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Laurence S. Levy, will expire at the third annual meeting. These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition.

SPECIAL ADVISOR

         EDWARD LEVY has been a managing director of CIBC World Markets Corp.
since August 1995, and co-head of CIBC World Markets Corp's Leveraged Finance
Group since June 2001. Mr. Levy is on the CIBC World Markets Executive
Management Committee. From February 1990 to August 1995, Mr. Levy was a managing director of Argosy Group L.P., a private investment banking firm. Mr. Levy has been a member of the board of managers of Norcross Safety Products LLC, a reporting company under the Securities Exchange Act of 1934 engaged in the design, manufacture and marketing of branded products in the fragmented personal protection equipment industry, since June 1998. Since July 1999, he has also been a director of Booth Creek Ski Holdings, Inc., a reporting company under the
Securities Exchange Act of 1934 that owns and operates six ski resort complexes encompassing nine separate resorts. Mr. Levy received a B.A. from Connecticut
College. Mr. Levy is not related to Laurence S. Levy, our chairman and chief executive officer.

                                       35

EXECUTIVE COMPENSATION

         No executive officer has received any cash compensation for services rendered. Commencing on the effective date of this prospectus through the acquisition of a target business, we will pay ProChannel Management, an affiliate of Laurence S. Levy, a fee of $7,500 per month for providing us with office space and certain office and secretarial services. However, this arrangement is solely for our benefit and is not intended to provide Mr. Levy compensation in lieu of a salary. No other executive officer or director has a relationship with or interest in ProChannel Management. Other than this $7,500 per-month fee, no compensation of any kind, including finder's and consulting fees, will be paid to any of our existing stockholders, including our directors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, our existing stockholders will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because none of our directors will be deemed "independent," we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

CONFLICTS OF INTEREST

         Potential investors should be aware of the following potential conflicts of interest:

         o   None of our officers and directors are required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities.

         o   In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

         o   Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by
             us.

         o   Since our directors own shares of our common stock which will be released from escrow only if a business combination is successfully completed, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. The personal and financial interests of our directors and officers may influence their motivation in
             identifying and selecting a target business, completing a business combination timely and securing the release of their stock.

         In addition to the foregoing, Mr. Laurence S. Levy is engaged by
Ozburn-Hessey Logistics, LLC as a consultant pursuant to a consulting agreement.
The consulting agreement

                                       36

contains a non-competition clause that provides that Mr. Levy will not, during the term of the consulting agreement and for a period of two years from the later of the date of termination of the agreement or the date on which he no longer has access to any proprietary information of Ozburn-Hessey Logistics:

         o   pursue any opportunity in any business relating to the provision of warehouses, of logistical facilities or of storage facilities
             ("Covered Businesses") that competes with Ozburn-Hessey Logistics and that Mr. Levy became aware of prior to the termination of the consulting agreement without first offering the opportunity to
             Ozburn-Hessey Logistics;

         o   engage in or invest in any Covered Businesses with any former customer of Ozburn-Hessey Logistics;

         o   engage in or invest in any Covered Businesses that is within 75 miles of any location at which Ozburn-Hessey Logistics is
             conducting such activities; and

         o   solicit, persuade or induce any customer of Ozburn-Hessey Logistics to engage in the Covered Businesses with Mr. Levy.

The foregoing may hinder our ability to complete a business combination with entities engaged in the Covered Businesses.

         In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

         o   the corporation could financially undertake the opportunity;

         o   the opportunity is within the corporation's line of business; and

         o   it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the
             corporation.

         Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities.
In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

         In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed in principle, until the earlier of a business combination, our liquidation or such time as he ceases to be an officer or director, to present to us for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any pre-existing fiduciary obligations he might have.

         As discussed above, Laurence S. Levy has a pre-existing contractual and fiduciary obligation to Ozburn-Hessey Logistics. To the extent that Mr. Levy identifies business

                                       37

opportunities that may be suitable for Ozburn-Hessey Logistics, he will honor his pre-existing contractual and fiduciary obligation to this entity.
Accordingly, he may not present opportunities to us that otherwise may be attractive to Ozburn-Hessey Logistics unless it has declined to accept such opportunities. Additionally, Mr. Levy has a pre-existing fiduciary obligation to
Regency Affiliates, of which he is the chairman, chief executive officer and president. However, Regency Affiliates does not presently intend to focus on investments in the same industries that we are focusing on. Accordingly, although Mr. Levy has a pre-existing fiduciary obligation to Regency Affiliates, we believe the potential for conflicts of interest due to this pre-existing obligation is minimal.

         Isaac Kier has a pre-existing contractual and fiduciary obligation to
Tremisis Energy Acquisition Corporation as he is the secretary, treasurer and a member of the board of directors of Tremisis. Tremisis is a blank check company seeking to acquire an operating business in either the energy or environmental industries and their related infrastructures. To the extent that Mr. Kier identifies business opportunities that may be suitable for Tremisis, he will honor his pre-existing contractual and fiduciary obligation to this entity.
Accordingly, he may not present opportunities to us that otherwise may be attractive to Tremisis unless it has declined to accept such opportunities.

         In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock which were owned prior to this offering in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution but only with respect to those shares of common stock acquired by them prior to this offering.

         To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our existing stockholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view.

PRIOR INVOLVEMENT OF PRINCIPALS IN BLANK CHECK COMPANIES

         Isaac Kier is our only director who has been a principal of another company that has completed an offering similar to this offering. Tremisis completed its initial public offering on May 18, 2004 and raised gross proceeds of $37,950,000 at an offering price of $6.00 per unit. Since its inception, Mr.
Kier has been the secretary, treasurer and a member of the board of directors of
Tremisis. As of the date of this prospectus, Tremisis has not consummated a business combination with a target business. Mr. Kier does not receive any salary for his services to Tremisis. However, First Americas Management LLC an
affiliate of Mr. Kier's, receives a $3,500 per month fee from Tremisis for general and administrative services including office space, utilities and secretarial support. Prior to Tremisis' initial public offering, Mr. Kier had purchased 183,334 shares of common stock for an aggregate purchase price of approximately $3,333 (or approximately $0.018 per share). Subsequent to the effective date of Tremisis' initial public offering, Mr. Kier purchased warrants to purchase 430,000 shares of common stock at an

                                       38

exercise price of $5.00 per share for an aggregate purchase price of $279,500
(or $0.65 per warrant).

                                       39

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth information regarding the beneficial ownership of our common stock as of October 27, 2004, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus
(assuming they do not purchase units in this offering), by:

         o   each person known by us to be the beneficial owner of more than 5%
             of our outstanding shares of common stock;

         o   each of our officers and directors; and

         o   all our officers and directors as a group.

         Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

                                                                                  APPROXIMATE PERCENTAGE
                                                                               OF OUTSTANDING COMMON STOCK
                                                                               ---------------------------
                                                             AMOUNT AND NATURE
                                                               OF BENEFICIAL      BEFORE          AFTER
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                          OWNERSHIP       OFFERING        OFFERING
---------------------------------------                          ---------       --------        --------

Laurence S. Levy                                                  794,286(2)       79.4%           15.9%

Jane Levy(3)                                                      800,000(4)       80.0%           16.0%

Rand Management LLC                                               794,286          79.4%           15.9%

Isaac Kier(5)                                                     100,000          10.0%            2.0%(6)

Sandeep D. Alva(7)                                                100,000(8)       10.0%            2.0%

All directors and executive officers as a group (3                994,286(9)       99.4%           19.9%
individuals)

-----------------------------------

(1)  Unless otherwise noted, the business address of each of the following is
     450 Park Avenue, 10th Floor, New York, New York 10022.

(2)  Includes 794,286 shares of common stock held by Rand Management LLC of which the sole member is the Laurence Levy Irrevocable Trust, a trust established for the benefit of Laurence S. Levy's minor children. Jane
     Levy, Mr. Levy's sister, is the trustee for the trust.

                                       40

(3)  The business address of Jane Levy is C.E. Unterberg, Towbin, 350 Madison
     Avenue, 8th floor, New York, NY 10017.

(4)  Includes 5,714 shares of common stock held by Ms. Levy and 794,286 shares of common stock held by Rand Management LLC of which the sole member is the
     Laurence Levy Irrevocable Trust, of which Ms. Levy is trustee.

(5)  The business address of Isaac Kier is Coqui Capital Partners, L.P., 1775
     Broadway, Suite 604, New York, New York 10019.

(6)  As described elsewhere in this prospectus, Mr. Kier has indicated that he or one of his family members or a partnership formed for his family's benefit intends to purchase up to 250,000 units in the offering. If these units are purchased, his beneficial ownership of our common stock will increase to 7.0%.

(7)  The business address of Sandeep D. Alva is Falcon Investment Advisors, LLC,
     60 Kendrick Street, Needham, Massachusetts 02494.

(8)  These shares are held by Falcon Partners Holdings, LLC of which Mr. Alva is managing member.

(9)  Includes the shares of common stock beneficially owned by Laurence S. Levy.
     See footnote 2 above.

         Immediately after this offering, our existing stockholders, which include all of our officers and directors, collectively, will beneficially own
20% of the then issued and outstanding shares of our common stock. Because of this ownership block, these stockholders may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

         All of the shares of our common stock outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust
Company, as escrow agent, until the earliest of:

         o   three years following the date of this prospectus;

         o   our liquidation; or

         o   the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except to their spouses and children or trusts established for their benefit, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus.

         Our directors have agreed with EarlyBirdCapital that after this offering is completed and within the first forty trading days after separate trading of the warrants has commenced, they or certain of their affiliates or designees will collectively purchase up to 1,000,000 warrants in the

                                       41

public marketplace at prices not to exceed $0.70 per warrant. They have further agreed that any warrants purchased by them or their affiliates or designees will not be sold or transferred until after we have completed a business combination.
The warrants may trade separately on the 90th day after the date of this prospectus unless EarlyBirdCapital determines that an earlier date is acceptable. In no event will EarlyBirdCapital allow separate trading of the common stock and warrants until we file a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the proceeds of this offering including any proceeds we receive from the exercise of the over-allotment option if such option is exercised prior to our filing of the
Form 8-K. Purchases of warrants demonstrate confidence in our ultimate ability to effect a business combination because the warrants will expire worthless if we are unable to consummate a business combination and are ultimately forced to liquidate.

         Laurence S. Levy, Jane Levy, Rand Management LLC, Isaac Kier and Falcon
Partners Holdings, LLC may be deemed to be our "parents" and "promoters," as these terms are defined under the Federal securities laws.

                              CERTAIN TRANSACTIONS

         In June 2004, we issued 875,000 shares of our common stock to the individuals set forth below for $25,000 in cash, at an average purchase price of approximately $0.029 per share, as follows:

NAME                                    NUMBER OF SHARES   RELATIONSHIP TO US
----                                    ----------------   ------------------

Laurence S. Levy                             395,000       Chairman of the Board
                                                           and Chief Executive
                                                           Officer

Natalie Lynn Levy Irrevocable Trust          100,000       Stockholder

Michael Benjamin Levy Irrevocable Trust      100,000       Stockholder

Jessica Rose Levy Irrevocable Trust          100,000       Stockholder

Isaac Kier                                   87,500        Director

Falcon Partners Holdings, LLC                87,500        Stockholder

Jane Levy                                     5,000        Stockholder

Each of Laurence S. Levy, the Natalie Lynn Levy Irrevocable Trust, Michael
Benjamin Levy Irrevocable Trust and Jessica Rose Levy Irrevocable Trust
subsequently transferred their shares to Rand Management LLC, an entity of which the sole member is the Laurence Levy Irrevocable Trust, a trust established for the benefit of Laurence Levy's three minor children. On October 7, 2004, our board of directors authorized a stock dividend of 0.1428571 shares of common stock for each outstanding share of common stock, effectively lowering the purchase price to $0.025 per share.

         The holders of the majority of these shares will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow.
In addition, these stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to the date on which these shares of common stock are

                                       42

released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

         ProChannel Management, an affiliate of Laurence S. Levy, has agreed that, commencing on the effective date of this prospectus through the acquisition of a target business, it will make available to us a small amount of office space and certain office and secretarial services, as we may require from time to time. We have agreed to pay ProChannel Management $7,500 per month for these services. Mr. Levy is a member and the beneficial owner of 100% of
ProChannel Management and, as a result, will benefit from the transaction to the extent of his interest in ProChannel Management. However, this arrangement is solely for our benefit and is not intended to provide Mr. Levy compensation in lieu of a salary. We believe, based on rents and fees for similar services in the New York City metropolitan area, that the fee charged by ProChannel
Management is at least as favorable as we could have obtained from an unaffiliated person. However, as our directors may not be deemed "independent,"
we did not have the benefit of disinterested directors approving this transaction.

         Laurence S. Levy has advanced $70,000 to us as of the date of this prospectus to cover expenses related to this offering. The loan will be payable without interest on the earlier of June 10, 2005 or the consummation of this offering. We intend to repay this loan from the proceeds of this offering not being placed in trust.

         We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

         Other than the $7,500 per-month administrative fee and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our existing stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination.

         All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our uninterested "independent" directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel.

                            DESCRIPTION OF SECURITIES

GENERAL

         We are authorized to issue 20,000,000 shares of common stock, par value
$.0001, and 1,000,000 shares of preferred stock, par value $.0001. As of the date of this prospectus, 1,00,000

                                       43

shares of common stock are outstanding, held by four record holders. No shares of preferred stock are currently outstanding.

UNITS

         Each unit consists of one share of common stock and two warrants. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants will begin to trade separately on the 90th day after the date of this prospectus unless EarlyBirdCapital informs us of its decision to allow earlier separate trading, provided that in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K.

COMMON STOCK

         Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers and directors. Additionally, our existing stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

         We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights discussed below.

         Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

         If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust fund, inclusive of any interest, and any net assets remaining available for distribution to them after payment of liabilities. Our existing stockholders have agreed to waive their rights to share in any distribution with respect to common stock owned by them prior to the offering if we are forced to liquidate.

         Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their

                                       44

pro rata share of the trust fund if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust fund still have the right to exercise the warrants that they received as part of the units.

PREFERRED STOCK

         Our certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering.
Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust fund, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

WARRANTS

         No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

         o   the completion of a business combination; or

         o   one year from the date of this prospectus.

The warrants will expire four years from the date of this prospectus at 5:00
p.m., New York City time.

         We may call the warrants for redemption, with EarlyBirdCapital's prior consent

         o   in whole and not in part,

         o   at a price of $.01 per warrant at any time after the warrants become exercisable,

         o   upon not less than 30 days' prior written notice of redemption to each warrant holder, and

         o   if, and only if, the reported last sale price of the common stock equals or exceeds $8.50 per share, for any 20 trading days within a
             30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

                                       45

         The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

         The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

         The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

         No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

         No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

PURCHASE OPTION

         We have agreed to sell to the representative of the underwriters an option to purchase up to a total of 300,000 units at a per-unit price of $9.90.
The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $6.25 (125% of the exercise price of the warrants included in the units sold in the offering). For a more complete description of the purchase option, see the section below entitled "Underwriting--Purchase Option."

                                       46

DIVIDENDS

         We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

OUR TRANSFER AGENT AND WARRANT AGENT

         The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New
York, New York 10004.

SHARES ELIGIBLE FOR FUTURE SALE

         Immediately after this offering, we will have 5,000,000 shares of common stock outstanding, or 5,600,000 shares if the underwriters'
over-allotment option is exercised in full. Of these shares, the 4,000,000 shares sold in this offering, or 4,600,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 1,000,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those will be eligible for sale under Rule 144 prior to June 2, 2005.
Notwithstanding this, all of those shares have been placed in escrow and will not be transferable for a period of three years from the date of this prospectus and will only be released prior to that date subject to certain limited exceptions.

         Rule 144

         In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

         o   1% of the number of shares of common stock then outstanding, which will equal 50,000 shares immediately after this offering (or 56,000 if the underwriters exercise their over-allotment option); and

         o   the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

         Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about
us.

                                       47

         Rule 144(k)

         Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of
Rule 144.

         SEC Position on Rule 144 Sales

         The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an "underwriter" under the
Securities Act when reselling the securities of a blank check company.
Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

         Registration Rights

         The holders of our 1,000,000 issued and outstanding shares of common stock on the date of this prospectus will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these shares are entitled to make up to two demands that we register these shares. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

                                  UNDERWRITING

         In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which EarlyBirdCapital is acting as representative, have severally, and not jointly, agreed to purchase on a firm commitment basis the number of units offered in this offering set forth opposite their respective names below:

UNDERWRITERS                                                 NUMBER OF UNITS
------------                                                 ---------------
EarlyBirdCapital, Inc...................................         2,500,000
Maxium Group, LLC ......................................           500,000
GunnAllen Financial, Inc. ..............................           500,000
Ladenbury Thalmann & Co. Inc. ..........................           500,000
                                                             ---------------
     Total .............................................         4,000,000
                                                             ===============

                                       48

         A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

         We have requested that the underwriters offer 250,000 units in this offering to Isaac Kier, a member of our board of directors, as he has indicated
to us that he or one of his family members or a partnership formed for his family's benefit intends to purchase units in the offering. However, we cannot assure you that the underwriters will make these units available to Mr. Kier for his purchase. Additionally, even if the underwriters do make the units available to Mr. Kier, he is not under any obligation to purchase the units and we do not have any agreement or arrangement with him requiring him to purchase our units in this offering.

STATE BLUE SKY INFORMATION

     We will offer and sell the units to retail customers only in Colorado,
Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana,
Maryland, New York and Rhode Island. In New York and Hawaii, we have relied on exemptions from the state registration requirements for transactions between an issuer and an underwriter involving a firm-commitment underwritten offering. In the other states, we have applied to have the units registered for sale and will not sell the units in these states until such registration is effective
(including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised
Statutes).

     Under the Securities Act, the resale of the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, are generally exempt from state registration requirements because we will file periodic and annual reports under the Securities Exchange Act of 1934. However, states are permitted to require notice filings and collect fees with regard to these transactions and a state may suspend the offer and sale of securities within such state if any such required filing is not made or any such required fee is not paid. As of the date of this prospectus, we have not determined in which states we will submit the required filings or fee. Despite the resale exemption provided by the Securities
Act, certain states may require registration. Accordingly, we also believe that the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, will be eligible for sale on a secondary market basis in each of the following states based upon the registration of the units, common stock and warrants in those states or the availability of another applicable exemption from the state's registration requirements:

     o  immediately in Alabama, Colorado, Delaware, the District of Columbia,
        Florida, Georgia, Illinois, Indiana, Kentucky, Maryland, New York,
        Pennsylvania, Rhode Island and Wisconsin;

     o  commencing 90 days from the date of this prospectus in Iowa, Maine,
        Missouri, Nevada, New Mexico; and

     o  commencing 180 days from the date of this prospectus in Massachusetts.

We will amend this prospectus for the purpose of disclosing additional states, if any, in which our securities will be eligible for resale in the secondary trading market. If you are not an institutional investor, you may purchase our securities in this offering or in any subsequent trading market which may develop, only in the jurisdictions described above. Institutional investors in every state except in Idaho and South Dakota may purchase the units in this offering and in the secondary market pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an
"institutional investor" varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

                                       49

trading market which may develop, only in the jurisdictions described above.
Institutional investors in every state except in Idaho and South Dakota may purchase the units in this offering and in the secondary market pursuant to exemptions provided to such entities under the Blue Sky laws of various states.
The definition of an "institutional investor" varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

PRICING OF SECURITIES

         We have been advised by the representative that the underwriters propose to offer the units to the public at the initial offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $0.30 per unit and the dealers may reallow a concession not in excess of $0.10 per unit to other dealers.

         Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

         o   the history and prospects of companies whose principal business is the acquisition of other companies;

         o   prior offerings of those companies;

         o   our prospects for acquiring an operating business at attractive values;

         o   our capital structure;

         o   an assessment of our management and their experience in identifying operating companies;

         o   general conditions of the securities markets at the time of the offering; and

         o   other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

OVER-ALLOTMENT OPTION

         We have also granted to the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of
600,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The underwriters may exercise that

                                       50

option if the underwriters sell more units than the total number set forth in the table above. If any units underlying the option are purchased, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

COMMISSIONS AND DISCOUNTS

         The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

                                 PER UNIT     WITHOUT OPTION      WITH OPTION
                                 --------     --------------      -----------
Public offering price..........   $6.00        $24,000,000         $27,600,000
Discount.......................   $0.45         $1,800,000         $2,070,000
Non-accountable Expense
Allowance(1)...................   $0.12          $480,000           $480,000
Proceeds before expenses(2)....   $5.43        $21,720,000         $25,050,000

-----------

(1)  The non-accountable expense allowance is not payable with respect to the units sold upon exercise of the underwriters' over-allotment option.

(2)  The offering expenses are estimated at $425,000 (or $461,000 if the underwriters' over-allotment option is exercised in full).

PURCHASE OPTION

         We have agreed to sell to the representative, for $100, an option to purchase up to a total of 300,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $6.25 (125% of the exercise price of the warrants included in the units sold in the offering). This option is exercisable at $9.90 per unit commencing on the later of the consummation of a business combination or one year from the date of this prospectus and expiring five years from the date of this prospectus. The option and the 300,000 units, the 300,000 shares of common stock and the 600,000 warrants underlying such units, and the 600,000 shares of common stock underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD
Conduct Rules. Additionally, the underwriters have agreed that the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus. However, the option may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part of, the option grants to holders demand and "piggy back" rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation.

                                       51

However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

WARRANT SOLICITATION FEE

         We have engaged EarlyBirdCapital, the representative of the underwriters, on a non-exclusive basis, as our agent for the solicitation of the exercise of the warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the SEC, we have agreed to pay the representative for bona fide services rendered a commission equal to 5% of the exercise price for each warrant exercised more than one year after the date of this prospectus if the exercise was solicited by the underwriters. In addition to soliciting, either orally or in writing, the exercise of the warrants, the representative's services may also include disseminating information, either orally or in writing, to warrant holders about us or the market for our securities, and assisting in the processing of the exercise of warrants. No compensation will be paid to the representative upon the exercise of the warrants if:

         o   the market price of the underlying shares of common stock is lower than the exercise price;

         o   the holder of the warrants has not confirmed in writing that the underwriters solicited the exercise;

         o   the warrants are held in a discretionary account;

         o   the warrants are exercised in an unsolicited transaction; or

         o   the arrangement to pay the commission is not disclosed in the prospectus provided to warrant holders at the time of exercise.

REGULATORY RESTRICTIONS ON PURCHASE OF SECURITIES

         Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriters may engage in the following activities in accordance with the rules:

         o   Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities, so long as stabilizing bids do not exceed a specified maximum.

         o   Over-Allotments and Syndicate Coverage Transactions. The
             underwriters may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our securities in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

                                       52

         o   Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

         Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of the securities if it discourages resales of the securities.

         Neither we nor the underwriters makes any representation or prediction as to the effect that the transactions described above may have on the prices of the securities. These transactions may occur on the OTC Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

OTHER TERMS

         We have granted the representative the right to have its designee present at all meetings of our board of directors for a period of five years from the date of this prospectus. The designee will be entitled to the same notices and communications sent by us to our directors and to attend directors'
meetings, but will not have voting rights. The representative has not named a designee as of the date of this prospectus.

         Although they are not obligated to do so, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future, but there are no preliminary agreements or understandings between any of the underwriters and any potential targets. We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, but if we do, we may pay the underwriters a finder's fee that would be determined at that time in an arm's length negotiation where the terms would be fair and reasonable to each of the interested parties; provided that no agreement will be entered into and no fee will be paid prior to the one year anniversary of the date of this prospectus.

INDEMNIFICATION

         We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

                                  LEGAL MATTERS

         The validity of the securities offered in this prospectus are being passed upon for us by Graubard Miller, New York, New York. Bingham McCutchen
LLP, New York, New York, is acting as counsel for the underwriters in this offering.

                                       53

                                     EXPERTS

         The financial statements included in this prospectus and in the registration statement have been audited by Goldstein Golub Kessler LLP, independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of Goldstein
Golub Kessler LLP are included in reliance upon their report given upon the authority of Goldstein Golub Kessler LLP as experts in auditing and accounting.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C.
20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

                                       54

                                                    RAND ACQUISITION CORPORATION
                                        (A CORPORATION IN THE DEVELOPMENT STAGE)

                          INDEX TO FINANCIAL STATEMENTS

       Report of Independent Registered Public Accounting Firm            F-2

       Financial statements
           Balance Sheet                                                  F-3
           Statement of Operations                                        F-4
           Statement of Stockholders' Equity                              F-5
           Statement of Cash Flows                                        F-6

       Notes to Financial Statements                               F-7 - F-10

                                      F-1

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Rand Acquisition Corporation

We have audited the accompanying balance sheet of Rand Acquisition Corporation
(a corporation in the development stage) as of June 15, 2004, and the related statements of operations, stockholders' equity and cash flows for the period from June 2, 2004 (inception) to June 15, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company
Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rand Acquisition Corporation as of June 15, 2004, and the results of its operations and its cash flows for the period from June 2, 2004 (inception) to June 15, 2004 in conformity with United
States generally accepted accounting principles.

Goldstein Golub Kessler LLP
New York, New York

June 18, 2004,
except for Note 7 as to
which the date is October 7, 2004

                                      F-2

                                                    RAND ACQUISITION CORPORATION
                                        (A CORPORATION IN THE DEVELOPMENT STAGE)

                                                                   BALANCE SHEET
================================================================================

                                                                  JUNE 15, 2004
--------------------------------------------------------------------------------

ASSETS

CURRENT ASSET - CASH                                              $      69,977
--------------------------------------------------------------------------------

DEFERRED OFFERING COSTS                                                  25,000
--------------------------------------------------------------------------------

TOTAL ASSETS                                                      $      94,977
================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

ACCRUED EXPENSES                                                  $       1,110

NOTE PAYABLE, stockholder                                                70,000
--------------------------------------------------------------------------------

TOTAL LIABILITIES                                                        71,110
--------------------------------------------------------------------------------

COMMITMENT

STOCKHOLDERS' EQUITY
     Preferred stock, $.0001 par value
         Authorized 1,000,000 shares; none issued
     Common stock, $.0001 par value
         Authorized 20,000,000 shares
         Issued and outstanding 1,000,000 shares                            100
     Additional paid-in capital                                          24,900
     Deficit accumulated during the development stage                   (1,133)
--------------------------------------------------------------------------------

TOTAL STOCKHOLDERS' EQUITY                                               23,867
--------------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                        $      94,977
================================================================================

                                              See Notes to Financial Statements.

                                      F-3

                                                    RAND ACQUISITION CORPORATION
                                        (A CORPORATION IN THE DEVELOPMENT STAGE)

                                                         STATEMENT OF OPERATIONS
================================================================================

For the period from June 2, 2004 (inception) to June 15, 2004

FORMATION AND OPERATING COSTS                                     $       1,133
--------------------------------------------------------------------------------

NET LOSS                                                          $      (1,133)
================================================================================

WEIGHTED AVERAGE SHARES OUTSTANDING                                   1,000,000
--------------------------------------------------------------------------------

NET LOSS PER SHARE                                                $        (.00)
--------------------------------------------------------------------------------

                                               See Notes to Financial Statements

                                      F-4

                                                    RAND ACQUISITION CORPORATION
                                        (A CORPORATION IN THE DEVELOPMENT STAGE)

                                               STATEMENT OF STOCKHOLDERS' EQUITY
================================================================================

For the period from June 2, 2004 (inception) to June 15, 2004

                                                                                               Deficit
                                                                                             Accumulated
                                                Common Stock                                  During the
                                                ------------             Addition paid-in     Development       Stockholders'
                                            Shares         Amount            capital            Stage              Equity
                                           -----------------------------------------------------------------------------------

Common shares issued June 2, 2004 at
$.02857 per share                            875,000         $87             $24,913                              $25,000
Effect of 1.1428571-to-one stock
dividend (See Note 7)                        125,000          13                 (13)
Net Loss                                                                                       $(1,133)            (1,133)
                                           -----------------------------------------------------------------------------------
Balance at June 15, 2004                   1,000,000        $100             $24,900           $(1,133)           $23,867
                                           ===================================================================================

                                              See Notes to Financial Statements.

                                      F-5

                                                    RAND ACQUISITION CORPORATION
                                        (A CORPORATION IN THE DEVELOPMENT STAGE)

                                                         STATEMENT OF CASH FLOWS
================================================================================

For the period from June 2, 2004 (inception) to June 15, 2004
--------------------------------------------------------------------------------

CASH FLOW FROM OPERATING ACTIVITIES
     Net loss                                                      $     (1,133)
     Increase in accrued expenses                                         1,110
--------------------------------------------------------------------------------

NET CASH USED IN OPERATING ACTIVITIES                                       (23)

CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from note payable, stockholder                       $     70,000
     Proceeds from sale of shares of common stock                        25,000
     Payment of costs of the proposed public offering                   (25,000)
--------------------------------------------------------------------------------

NET CASH PROVIDED BY FINANCING ACTIVITIES                                70,000
--------------------------------------------------------------------------------

NET INCREASE IN CASH AND CASH AT END OF PERIOD                     $     69,977
================================================================================

                                              See Notes to Financial Statements.

                                      F-6

                                                    RAND ACQUISITION CORPORATION
                                        (A CORPORATION IN THE DEVELOPMENT STAGE)

                                                   NOTES TO FINANCIAL STATEMENTS
                                                                   JUNE 15, 2004
================================================================================

1.      ORGANIZATION,              Rand Acquisition Corporation (the "Company")
        BUSINESS                   was incorporated in Delaware on June 2, 2004
        OPERATIONS AND             as a blank check company whose objective is
        SIGNIFICANT ACCOUNTING     to acquire an operating business.
        POLICIES
                                   At June 15, 2004, the Company had not yet
                                   commenced any operations. All activity
                                   through June 15, 2004 relates to the
                                   Company's formation and the proposed public
                                   offering described below. The Company has
                                   selected December 31 as its fiscal year-end.

                                   The Company's ability to commence operations
                                   is contingent upon obtaining adequate
                                   financial resources through a proposed public
                                   offering ("Proposed Offering") which is
                                   discussed in Note 2. The Company's management
                                   has broad discretion with respect to the
                                   specific application of the net proceeds of
                                   this Proposed Offering, although
                                   substantially all of the net proceeds of this
                                   Proposed Offering are intended to be
                                   generally applied toward consummating a
                                   business combination with an operating
                                   business ("Business Combination").
                                   Furthermore, there is no assurance that the
                                   Company will be able to successfully effect a
                                   Business Combination. Upon the closing of the
                                   Proposed Offering, at least ninety percent
                                   (90%) of the net proceeds, after payment of
                                   certain amounts to the underwriter, will be
                                   held in a trust account ("Trust Fund") and
                                   invested in government securities until the
                                   earlier of (i) the consummation of its first
                                   Business Combination or (ii) liquidation of
                                   the Company. The remaining proceeds may be
                                   used to pay for business, legal and
                                   accounting due diligence on prospective
                                   acquisitions and continuing general and
                                   administrative expenses. The Company, after
                                   signing a definitive agreement for the
                                   acquisition of a target business, will submit
                                   such transaction for stockholder approval. In
                                   the event that stockholders owning 20% or
                                   more of the outstanding stock excluding, for
                                   this purpose, those persons who were
                                   stockholders prior to the Proposed Offering,
                                   vote against the Business Combination and
                                   exercise their conversion rights described
                                   below, the Business Combination will not be
                                   consummated. All of the Company's
                                   stockholders prior to the Proposed Offering,
                                   including all of the officers and directors
                                   of the Company ("Initial Stockholders"),

                                      F-7

                                                    RAND ACQUISITION CORPORATION
                                        (A CORPORATION IN THE DEVELOPMENT STAGE)

                                                   NOTES TO FINANCIAL STATEMENTS
                                                                   JUNE 15, 2004
================================================================================

                                   have agreed to vote their 1,000,000 founding
                                   shares of common stock in accordance with the
                                   vote of the majority in interest of all other
                                   stockholders of the Company ("Public
                                   Stockholders") with respect to any Business
                                   Combination. After consummation of the
                                   Company's first Business Combination, all of
                                   these voting safeguards will no longer be
                                   applicable.

                                   With respect to the first Business
                                   Combination which is approved and
                                   consummated, any Public Stockholder who voted
                                   against the Business Combination may demand
                                   that the Company convert his or her shares.
                                   The per share conversion price will equal the
                                   amount in the Trust Fund as of the record
                                   date for determination of stockholders
                                   entitled to vote on the Business Combination
                                   divided by the number of shares of common
                                   stock held by Public Stockholders at the
                                   consummation of the Proposed Offering.
                                   Accordingly, Public Stockholders holding
                                   19.99% of the aggregate number of shares
                                   owned by all Public Stockholders may seek
                                   conversion of their shares in the event of a
                                   Business Combination. Such Public
                                   Stockholders are entitled to receive their
                                   per share interest in the Trust Fund computed
                                   without regard to the shares held by Initial
                                   Stockholders.

                                   The Company's Certificate of Incorporation
                                   provides for mandatory liquidation of the
                                   Company, without stockholder approval, in the
                                   event that the Company does not consummate a
                                   Business Combination within 18 months from
                                   the date of the consummation of the Proposed
                                   Offering, or 24 months from the consummation
                                   of the Proposed Offering if certain extension
                                   criteria have been satisfied. In the event of
                                   liquidation, it is likely that the per share
                                   value of the residual assets remaining
                                   available for distribution (including Trust
                                   Fund assets) will be less than the initial
                                   public offering price per share in the
                                   Proposed Offering (assuming no value is
                                   attributed to the Warrants contained in the
                                   Units to be offered in the Proposed Offering
                                   discussed in Note 2).

                                   Deferred income taxes are provided for the
                                   differences between the bases of assets and
                                   liabilities for financial reporting and

                                      F-8

                                                    RAND ACQUISITION CORPORATION
                                        (A CORPORATION IN THE DEVELOPMENT STAGE)

                                                   NOTES TO FINANCIAL STATEMENTS
                                                                   JUNE 15, 2004
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                                   income tax purposes. A valuation allowance is
                                   established when necessary to reduce deferred
                                   tax assets to the amount expected to be
                                   realized.

                                   The Company recorded a deferred income tax
                                   asset for the tax effect of net operating
                                   loss carryforwards and temporary differences,
                                   aggregating approximately $390. In
                                   recognition of the uncertainty regarding the
                                   ultimate amount of income tax benefits to be
                                   derived, the Company has recorded a full
                                   valuation allowance at June 15, 2004.

                                   The effective tax rate differs from the
                                   statutory rate of 34% due to the increase in
                                   the valuation allowance.

                                   Loss per share is computed by dividing net
                                   loss by the weighted-average number of shares
                                   of common stock outstanding during the
                                   period.

                                   The preparation of financial statements in
                                   conformity with accounting principles
                                   generally accepted in the United States of
                                   America requires management to make estimates
                                   and assumptions that affect the reported
                                   amounts of assets and liabilities at the date
                                   of the financial statements and the reported
                                   amounts of expenses during the reporting
                                   period. Actual results could differ from
                                   those estimates.

                                   Management does not believe that any recently
                                   issued, but not yet effective, accounting
                                   standards if currently adopted would have a
                                   material effect on the accompanying financial
                                   statements.

2.      PROPOSED                   The Proposed Offering calls for the Company
        PUBLIC OFFERING            to offer for public sale up to 4,000,000
                                   units ("Units"). Each Unit consists of one
                                   share of the Company's common stock, $.0001
                                   par value, and two Redeemable Common Stock
                                   Purchase Warrants ("Warrants"). Each Warrant
                                   will entitle the holder to purchase from the
                                   Company one share of common stock at an
                                   exercise price of $5.00 commencing the later
                                   of the completion of a business combination
                                   with a target business or one year from the
                                   effective date of the Proposed Offering and
                                   expiring four years from the date of the
                                   prospectus. The Warrants will be redeemable,
                                   upon prior written

                                      F-9

                                                    RAND ACQUISITION CORPORATION
                                        (A CORPORATION IN THE DEVELOPMENT STAGE)

                                                   NOTES TO FINANCIAL STATEMENTS
                                                                   JUNE 15, 2004
================================================================================

                                   consent of EarlyBirdCapital, Inc., at a price
                                   of $.01 per Warrant upon 30 days' notice
                                   after the Warrants become exercisable, only
                                   in the event that the last sale price of the
                                   common stock is at least $8.50 per share for
                                   any 20 trading days within a 30 trading day
                                   period ending on the third day prior to the
                                   date on which notice of redemption is given.

3.      DEFERRED OFFERING          Deferred offering costs consist principally
        COSTS                      of legal and underwriting fees incurred
                                   through the balance sheet date that are
                                   related to the Proposed Offering and that
                                   will be charged to capital upon the receipt
                                   of the capital raised.

4.      NOTE PAYABLE,              The Company issued a $70,000 unsecured
        STOCKHOLDER                promissory note to an Initial Stockholder,
                                   who is also an officer, on June 10, 2004. The
                                   note is non-interest bearing and is payable
                                   on the earlier of June 10, 2005 or the
                                   consummation of the Proposed Offering. Due to
                                   the short-term nature of the note, the fair
                                   value of the note approximates its carrying
                                   amount.

5.      COMMITMENT                 The Company presently occupies office space
                                   provided by an affiliate of an Initial
                                   Stockholder. Such affiliate has agreed that,
                                   until the acquisition of a target business by
                                   the Company, it will make such office space,
                                   as well as certain office and secretarial
                                   services, available to the Company, as may be
                                   required by the Company from time to time.
                                   The Company has agreed to pay such affiliate
                                   $7,500 per month for such services commencing
                                   on the effective date of the Proposed
                                   Offering.

6.      PREFERRED STOCK            The Company is authorized to issue 1,000,000
                                   shares of preferred stock with such
                                   designations, voting and other rights and
                                   preferences as may be determined from time to
                                   time by the Board of Directors.

7.      SUBSEQUENT EVENT           On October 7, 2004, the Company's Board of
                                   Directors authorized a 1.1428571-to-one
                                   stock dividend. All references in the
                                   accompanying financial statements to the
                                   number of shares of stock have been
                                   retroactively restated to reflect this
                                   transaction.

                                      F-10

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         Until December 6, 2004, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

         No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

                                   $24,000,000

                          RAND ACQUISITION CORPORATION

                                 4,000,000 UNITS

                                   PROSPECTUS

                             EARLYBIRDCAPITAL, INC.

                                October 27, 2004

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